SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          March 20, 2008

Retail Pro, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23049	33-0896617
(Commission File Number)	(IRS Employer Identification No.)

3252 Holiday Court, Ste. 226, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

(858) 550-3355
(Registrant’s telephone number, including area code)

Island Pacific, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           Appointment of Principal Officers

Effective March 20, 2008, the Company’s Board of Directors appointed John C. Redding the Company’s Secretary.  Since November 2007, Mr. Redding has served as the Company’s General Counsel.  During the most recent five year period, Mr. Redding served as Associate General Counsel of Accredited Home Lenders, Inc., a mortgage lender and servicer, and as Associate General Counsel at Encore Capital Group, Inc., a financial services holding company.  Mr. Redding had previously served as Director of Product Management of Mitchell International, Inc., an information and technology company, and principal in the Law Offices of John C. Redding, a full service law firm.  Mr. Redding earned his Bachelor of Science Degree from Marquette University, Juris Doctorate degree from Southwestern University School of Law, and Masters in Business Administration from San Diego State University.

Mr. Redding’s employment is at-will.  He receives a salary of $165,000 per year and received options to purchase 200,000 shares of the Company’s common stock at the market price as of the close of business on his date of hire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Retail Pro, Inc.

Date: March 26, 2008	By: /s/ Barry Schechter
Name: Barry Schechter
Title: Chief Executive Officer